As filed with the Securities and Exchange Commission on April 8, 2003
                                                     Registration No. 333-103434
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        POST-EFFECTIVE AMENDMENT NO. 2 ON
                                    FORM S-3
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ______________________________

                          KRISPY KREME DOUGHNUTS, INC.
             (Exact name of registrant as specified in its charter)

        North Carolina                                     56-2169715
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification Number)

                              370 Knollwood Street
                       Winston-Salem, North Carolina 27103
                                 (336) 725-2981
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                               Randy S. Casstevens
                      Chief Financial Officer and Treasurer
                              370 Knollwood Street
                       Winston-Salem, North Carolina 27103
                                 (336) 725-2981

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ______________________________
                                    copy to:
                            Gerald S. Tanenbaum, Esq.
                              W. Leslie Duffy, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                         ______________________________

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered to on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
   Title of Securities to be         Amount to be      Proposed Maximum       Proposed Maximum        Amount of
           Registered                 Registered       Offering Price         Aggregate Offering    Registration
                                                       Per Share (1)          Price (1)                Fee(2)
---------------------------------------------------------------------------------------------------------------------
  Common stock, no par value        999,564 shares          N/A                    N/A                 N/A (2)
---------------------------------------------------------------------------------------------------------------------
  Preferred stock purchase          999,564 rights          N/A                    N/A                 N/A (3)
  rights (3)
=====================================================================================================================


(1) This Post-Effective Amendment No. 2 to Form S-4 on Form S-3 covers 999,564 shares of the registrant's common stock, no par value, originally registered on the Registration Statement on Form S-4 to which this Post-Effective Amendment relates. See "Explanatory Note."

(2) All filing fees payable in connection with the issuance of these securities were paid in connection with the filing of the registrant's Registration Statement on Form S-4 (No. 333-103434) filed February 25, 2003.

(3) A right to purchase a fraction of a share of the registrant's preferred stock is attached to each share of common stock.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to
Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

     The purpose of this Post-Effective Amendment No. 2 (the "Post-Effective Amendment No. 2") is to register on Form S-3 an aggregate of 999,564 shares of common stock, no par value (the "Common Stock"), of Krispy Kreme Doughnuts, Inc., a North Carolina corporation ("Krispy Kreme" or the "Registrant") previously registered on Form S-4 (Registration No. 333-103434) comprised of (a) 628,825 shares (the "Selling Shareholder Shares") of Common Stock issued to the selling shareholders named herein in connection with the acquisition by Krispy Kreme of Montana Mills Bread Co., Inc. ("Montana Mills") (the "Merger") and (b) up to 370,739 shares (the "Warrant Shares") of Common Stock issuable on the exercise of outstanding warrants of Montana Mills (the "Warrants") by the holders thereof that were assumed by Krispy Kreme in connection with the Merger.

     The Selling Shareholder Shares and the Warrant Shares were registered under the Registration Statement on Form S-4 and are hereby transferred to this Form S-3. This Post-Effective Amendment No. 2 does not replace, but is in addition to, the Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 filed with the Commission on April 8, 2003.

     This Post-Effective Amendment No. 2 contains two prospectuses: (a) a prospectus (the "Resale Prospectus") to be used in connection with resales from time to time by the selling shareholders named herein of the Selling Shareholder Shares and (b) a second prospectus (the "Warrant Prospectus") relating to the Warrant Shares. The Resale Prospectus and the Warrant Prospectus are substantively identical, except that the Warrant Prospectus will contain a different front cover page, table of contents, "Use of Proceeds" section and "Plan of Distribution" section and will not contain a "Selling Shareholders" section. This Post-Effective Amendment No. 2 contains the complete Resale Prospectus and replacement pages for the Warrant Prospectus describe above.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED APRIL 8, 2003

PROSPECTUS


                          KRISPY KREME DOUGHNUTS, INC.



                         628,825 Shares of Common Stock



     This prospectus relates to the offer and sale of an aggregate of 628,825 shares of the common stock of Krispy Kreme Doughnuts, Inc. by the selling shareholders listed under the heading "Selling Shareholders." These shares were originally issued by Krispy Kreme in connection with the acquisition by Krispy Kreme of Montana Mills Bread Co., Inc. which was completed on April 7, 2003.

     Krispy Kreme common stock is traded on The New York Stock Exchange under the symbol KKD. The last reported sale price of Krispy Kreme's common stock as reported by the New York Stock Exchange on April 7, 2003 was $34.19 per share.

                           ___________________________



     See "Risk Factors" for a discussion of certain factors which should be considered in an investment of securities offered hereby.

                           ___________________________


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                           ___________________________


               The date of this prospectus is         , 2003.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RISK FACTORS..................................................................1
USE OF PROCEEDS...............................................................6
SELLING SHAREHOLDERS..........................................................7
PLAN OF DISTRIBUTION..........................................................8
Description of Capital Stock..................................................9
LEGAL MATTERS................................................................13
EXPERTS......................................................................13
WHERE YOU CAN FIND MORE INFORMATION..........................................14


                           ___________________________


     You should rely only on the information contained or incorporated by reference in this prospectus or to which Krispy Kreme has referred you. Neither Krispy Kreme nor the selling shareholders have authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell these securities. The information contained or incorporated by reference in this prospectus may be accurate only on the date of this prospectus.

     This prospectus contains certain forward-looking statements regarding Krispy Kreme's future financial condition and results of operations and its business operations. These statements involve risks, uncertainties and assumptions, including industry and economic conditions and customer actions and the other factors discussed in this prospectus (including under the caption "Risk Factors") and in Krispy Kreme's filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The words "expect," "estimate," "anticipate," "predict" and similar expressions are intended to identify forward-looking statements.

                                  RISK FACTORS

     You should carefully consider the risks and uncertainties described below and all other information contained in this prospectus before deciding to purchase shares of Krispy Kreme's common stock.

Risk Relating To The Business, Finances And Operations Of Krispy Kreme

Krispy Kreme's growth strategy depends on opening new Krispy Kreme stores, both domestically and internationally. Krispy Kreme's ability to expand its store base is influenced by factors beyond its control, which may slow store development and impair its strategy.

     Krispy Kreme's growth strategy includes, among other things, opening additional stores, both domestically and internationally. The opening and success of these stores is dependent in part on a number of factors, which neither Krispy Kreme nor its franchisees can control. If Krispy Kreme is not able to address these factors successfully, it may not be able to expand at the rate currently contemplated by its strategy.

If Krispy Kreme's franchisees cannot develop or finance new stores or build them on suitable sites, its growth and success will be impeded.

     Krispy Kreme's business is dependent upon Krispy Kreme's franchisees developing new franchised stores. Krispy Kreme's franchisees consist of associates who operate under Krispy Kreme's original franchising program developed in the 1940s and area developers who operate under Krispy Kreme's franchising program developed in the mid-1990s. Krispy Kreme anticipates most new store growth of Krispy Kreme stores will be from area developers. Although associates have the exclusive rights to develop their assigned geographic territories, most are not contractually obligated to develop additional stores. Area developers are generally required under development agreements they enter into with Krispy Kreme to develop a predetermined number of stores in their areas over the term of their development agreements. Area developers may not have access to the financial resources that they need to open the stores required by their development schedules or may be unable to find suitable sites on which to develop them. They may not be able to negotiate acceptable lease or purchase terms for the sites, obtain the necessary permits and approvals or meet construction schedules. Any of these problems could slow Krispy Kreme's growth, impair its strategy and reduce its franchise revenues.

If Krispy Kreme's franchisees cannot open new stores on schedule, Krispy Kreme's growth and success will be impeded.

     Delays in store openings could adversely affect Krispy Kreme's future operations by slowing new store growth, which may in turn reduce its franchise revenues and Krispy Kreme Manufacturing and Distribution ("KKM&D") revenues. Most area development agreements specify a schedule for opening stores in the territory covered by the agreement. These schedules form the basis for Krispy Kreme's expectations regarding the number and timing of new Krispy Kreme store openings. In the past, Krispy Kreme has agreed to extend or modify development schedules for certain area developers, and may do so in the future.

Krispy Kreme may be harmed by actions taken by its franchisees that are outside of Krispy Kreme's control.

     Area developers and associates are generally independent contractors and are not Krispy Kreme employees. Krispy Kreme provides training and support to area developers and associates, but the quality of franchised store operations may be diminished by any number of factors beyond Krispy Kreme's control. Consequently, area developers and associates may not successfully operate stores in a manner consistent with Krispy Kreme's standards and requirements or may not hire and train qualified managers and other store personnel. If they do not, Krispy Kreme's image and reputation may suffer and systemwide sales could decline.

Krispy Kreme is the exclusive supplier of doughnut mixes, other key ingredients and flavors to all Krispy Kreme stores. If Krispy Kreme has any problems supplying these ingredients, its stores' ability to make doughnuts will be negatively affected.

     Krispy Kreme is the exclusive supplier of doughnut mixes and other key ingredients and flavors to all of Krispy Kreme's company-owned and franchised stores. If Krispy Kreme's business expands according to Krispy Kreme's growth strategy, it will require additional capacity to produce Krispy Kreme's doughnut mixes and other ingredients. In addition, as Krispy Kreme's business continues to expand on the West Coast and in other geographic areas, both domestic and international, which are located at greater distances from Krispy Kreme's manufacturing facilities in Winston-Salem, North Carolina and Effingham, Illinois, it may incur greater costs in supplying its doughnut mixes and other ingredients to these areas and may need to establish one or more additional manufacturing plants. Although Krispy Kreme has a backup source to manufacture its doughnut mixes in the event of the loss of its Winston-Salem and Effingham plants, these backup facilities do not regularly produce its doughnut mixes. Any interruption of existing or planned production capacity at Krispy Kreme's manufacturing plants could impede its ability or that of its franchisees to make doughnuts. In addition, because Krispy Kreme generally enters into long-term purchase agreements with its suppliers, in the event that any of these relationships terminate unexpectedly, even where it has multiple suppliers for the same ingredient, Krispy Kreme may not be able to obtain adequate quantities of the same high-quality ingredient at competitive prices.

Krispy Kreme is the only manufacturer of its doughnut-making equipment. If Krispy Kreme has any problems producing this equipment, Krispy Kreme's stores' ability to make doughnuts will be negatively affected.

     Krispy Kreme manufactures its custom doughnut-making equipment in one facility in Winston-Salem, North Carolina. Although Krispy Kreme has limited backup sources for the production of its equipment, obtaining new equipment quickly in the event of the loss of Krispy Kreme's Winston-Salem plant would be difficult and would jeopardize Krispy Kreme's ability to supply equipment to new stores or new parts for the maintenance of existing equipment in established stores on a timely basis.

Any interruption in the delivery of glaze flavoring from Krispy Kreme's only supplier could impair Krispy Kreme's ability to make its top product.

     Krispy Kreme is dependent on a sole supplier for its glaze flavoring. Although Krispy Kreme is in the process of identifying an alternative source to produce its glaze flavoring, it has not entered into an arrangement with such a source, and any interruption in the distribution from its current supplier could affect Krispy Kreme's ability to produce its signature Hot Original Glazed.

Krispy Kreme is subject to franchise laws and regulations that govern its status as a franchisor and regulate some aspects of its franchisee relationships. Krispy Kreme's ability to develop new franchised stores and to enforce contractual rights against franchisees may be adversely affected by these laws and regulations, which could cause Krispy Kreme's franchise revenues to decline and adversely affect Krispy Kreme's growth strategy.

     Krispy Kreme, as a franchisor, is subject to both regulation by the Federal Trade Commission and state laws regulating the offer and sale of franchises. Krispy Kreme's failure to obtain or maintain approvals to sell franchises would cause it to lose franchise revenues and KKM&D revenues. If Krispy Kreme is unable to sell new franchises, its growth strategy will be significantly harmed. In addition, state laws that regulate substantive aspects of Krispy Kreme's relationships with franchisees may limit its ability to terminate or otherwise resolve conflicts with its franchisees. Because Krispy Kreme plans to grow primarily through franchising, any impairment of its ability to develop new franchised stores will negatively affect Krispy Kreme and its growth strategy more than if it planned to develop additional company stores.

Krispy Kreme's quarterly results may fluctuate and could fall below expectations of securities analysts and investors due to seasonality and other factors, resulting in a decline in Krispy Kreme's stock price.

     Krispy Kreme's quarterly and annual results have varied in the past, and it believes that its quarterly operating results will vary in the future. For this reason, you should not rely upon Krispy Kreme's quarterly operating results as indications of future performance. In some future periods, Krispy Kreme's operating results may fall below the expectations of securities analysts and investors. This could cause the trading price of Krispy Kreme's common stock, or the trading price of warrants to purchase Krispy Kreme's common stock, to fall. Factors such as seasonality, weather, power availability and unanticipated increases in labor, commodity, energy, insurance or other operating costs may cause Krispy Kreme's quarterly results to fluctuate.

You should not rely on Krispy Kreme's comparable store sales as an indication of its future results of operations because they may fluctuate significantly.

     A number of factors have historically affected, and will continue to affect, Krispy Kreme's comparable store sales results, including, among other factors:

     o    Unusually strong initial sales performance by new stores

     o    Competition

     o    General regional and national economic conditions

     o    Consumer trends

     o    Adverse weather conditions

     o    Krispy Kreme's ability to execute its business strategy effectively

     It is not reasonable to expect Krispy Kreme's comparable store sales to increase at rates achieved over the past several years. Changes in Krispy Kreme's comparable store sales results could cause the price of its common stock to fluctuate substantially.

Krispy Kreme's failure or inability to enforce its trademarks could adversely affect the value of its brands.

     Krispy Kreme owns certain common law trademark rights and a number of federal trademark and service mark registrations. Krispy Kreme believes that its trademarks, including the Montana Mills trademarks acquired in the merger, and other proprietary rights are important to its success and its competitive position. Krispy Kreme, therefore, devotes appropriate resources to the protection of its trademarks and proprietary rights. The protective actions that it takes, however, may not be enough to prevent imitation by others, which might harm Krispy Kreme's image or Krispy Kreme's brand position. Although Krispy Kreme is not aware of anyone else who is using "Krispy Kreme," "Hot Original Glazed" or "Hot Doughnuts Now" as a trademark or service mark, Krispy Kreme is aware that some businesses are using "Krispy" or a phonetic equivalent as part of a trademark or service mark associated with retail doughnut stores. Krispy Kreme believes that, in the instances where "Krispy" or a phonetic equivalent is used, it has superior rights and is taking the necessary legal actions. There may, however, be similar uses of which Krispy Kreme is unaware and which could arise from prior users. These uses could limit Krispy Kreme's operations and possibly cause it to incur litigation costs, or pay damages or licensing fees to a prior user or registrant of similar intellectual property.

Risks Relating To The Food Service Industry

The food service industry is affected by consumer preferences and perceptions. Changes in these preferences and perceptions may lessen the demand for Krispy Kreme's doughnuts, which would reduce sales and harm Krispy Kreme's business.

     Food service businesses are often affected by changes in consumer tastes; national, regional and local economic conditions; and demographic trends. Individual store performance may be adversely affected by traffic patterns, the cost and availability of labor, purchasing power, availability of products and the type, number and location of competing stores. Krispy Kreme's sales could also be affected by changing consumer tastes -- for instance, if prevailing health or dietary preferences cause consumers to avoid doughnuts or bread products generally in favor of foods that are perceived as more healthy. Moreover, because Krispy Kreme is primarily dependent on a single product, if consumer demand for doughnuts should decrease, Krispy Kreme's business would suffer more than if it had a more diversified menu, as many food service businesses do.

The food service industry is affected by litigation and publicity concerning food quality, health and other issues, which can cause customers to avoid Krispy Kreme's products and result in liabilities.

     Food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food quality, illness, injury or other health concerns or operating issues stemming from one store or a limited number of stores, including stores operated by Krispy Kreme's franchisees. Adverse publicity about these allegations may negatively affect Krispy Kreme and its franchisees, regardless of whether the allegations are true, by discouraging customers from buying Krispy Kreme's products. Because one of Krispy Kreme's competitive strengths is the taste and quality of its doughnuts, adverse publicity relating to food quality or other similar concerns affect it more than it would food service businesses that compete primarily on other factors. Krispy Kreme could also incur significant liabilities if a lawsuit or claim results in a decision against it, or litigation costs regardless of the result.

Krispy Kreme's success depends on its ability to compete with many food service businesses.

     Krispy Kreme competes with many well-established food service companies. At the retail level, it competes with other doughnut retailers and bakeries, specialty coffee retailers, bagel shops, fast-food restaurants, delicatessens, take-out food service companies, supermarkets and convenience stores. At the wholesale level, it competes primarily with grocery store bakeries, packaged snack foods and vending machine dispensers of snack foods. Aggressive pricing by Krispy Kreme's competitors or the entrance of new competitors into its markets could reduce Krispy Kreme's stores' sales and profit margins. Moreover, many of Krispy Kreme's competitors offer consumers a wider range of products. Many of Krispy Kreme's competitors or potential competitors have substantially greater financial and other resources than it does which may allow them to react to changes in pricing, marketing and the quick service restaurant industry better than Krispy Kreme can. As competitors expand their operations, Krispy Kreme expects competition to intensify. In addition, the start-up costs associated with retail doughnut and similar food service establishments are not a significant impediment to entry into the retail doughnut business. Krispy Kreme also competes with other employers in its markets for hourly workers and may be subject to higher labor costs.

                                USE OF PROCEEDS

     Krispy Kreme will not receive any of the proceeds from the sale of shares by the selling shareholders. All of the proceeds from the sale of shares of common stock by the selling shareholders will be received by the selling shareholders.

                              SELLING SHAREHOLDERS

     The following table shows information regarding ownership of the shares of common stock held by the selling shareholders. These shares were issued by Krispy Kreme in connection with the acquisition by Krispy Kreme of Montana Mills Bread Co., Inc. which was consummated on April 7, 2003. Prior to the consummation of the acquisition, Eugene O'Donovan served as President and Chief Executive Officer of Montana Mills and Susan O'Donovan served as Executive Vice President and Secretary of Montana Mills. Following the merger, Mr. O'Donovan serves as President of Montana Mills and Ms. O'Donovan serves as Principal Baker of Montana Mills. Mr. and Ms. O'Donovan are husband and wife.


                                               Number of Shares of                             Number of Shares
                                                   Common Stock                                of Common Stock
Name                                            Beneficially Owned      Percent of Class      Registered hereby
----                                            ------------------      ----------------      -----------------

Eugene O'Donovan(1)                                  351,286                    *                  351,286
Eugene O'Donovan Grantor Retained Annuity             36,024                    *                   36,024
   Trust
Susan O'Donovan(2)                                   205,491                    *                  205,491
Susan O'Donovan Grantor Retained Annuity              36,024                    *                   36,024
   Trust


* Less than 1%.

(1) Mr. O'Donovan disclaims beneficial ownership of the 36,024 shares held by the Eugene O'Donovan Grantor Retained Annuity Trust, the 205,491 shares held by Susan O'Donovan, Mr. O'Donovan's spouse and the 36,024 shares held by the Susan O'Donovan Grantor Retained Annuity Trust.

(2) Ms. O'Donovan disclaims beneficial ownership of the 351,286 shares held by Eugene O'Donovan, Ms. O'Donovan's spouse, the 36,024 shares held by the Eugene O'Donovan Grantor Retained Annuity Trust and the 36,024 shares held by the Susan O'Donovan Grantor Retained Annuity Trust.

                              PLAN OF DISTRIBUTION

     All of the shares offered hereby may be sold from time to time by the selling shareholders or by their registered assigns. The shares offered hereby may be sold by one or more of the following methods: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) privately negotiated transactions; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer.

     The selling shareholders may be deemed to be statutory underwriters under the Securities Act. Also any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated by the selling shareholders. The selling shareholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling shareholders (including in connection with the distribution of the common stock by such broker-dealers). The selling shareholders may also engage in short sales of the common stock and may enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

     The selling shareholders may also sell shares in accordance with Rule 144 of the Securities Act, if Rule 144 is then available.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed broker-dealers.

     Krispy Kreme will pay all of the expenses incident to the filing of this registration statement, estimated to be $13,000. These expenses include legal and accounting fees in connection with the preparation of the registration statement of which this prospectus is a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses. The selling shareholders will pay all other expenses incident to the offering and sale of the shares to the public, including commissions and discounts of underwriters, brokers, dealers or agents, if any.

                          DESCRIPTION OF CAPITAL STOCK

     Krispy Kreme's articles of incorporation authorize the issuance of up to 300,000,000 shares of common stock and 10,000,000 shares of preferred stock, the rights and preferences of which may be established from time to time by its board of directors.

Common Stock

     Holders of Krispy Kreme common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Thus, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available for dividends, subject to any preferential dividend rights of outstanding preferred stock. If Krispy Kreme liquidates, dissolves or winds up, the holders of common stock are entitled to receive ratably all of its assets available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights or any rights to share in any sinking fund. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Krispy Kreme may designate and issue in the future.

     Krispy Kreme's common stock trades on the New York Stock Exchange under the symbol KKD. Branch Banking and Trust Company is the transfer agent and registrar for Krispy Kreme common stock.

Preferred Stock

     Krispy Kreme's articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock from time to time in one or more series and with terms of each series stated in its board's resolutions providing for the designation and issue of that series. Its articles also authorize the board of directors to determine the dividend, voting, conversion, redemption and liquidation preferences, rights, privileges and limitations pertaining to each series of preferred stock that it issues. Subject to applicable stock exchange rules, without seeking any shareholder approval, its board of directors may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of its common stock and could have the effect of delaying, deferring or preventing a change in control. Other than the issuance of the series of preferred stock previously authorized by the board of directors in connection with the shareholder rights plan described below, Krispy Kreme has no present plans to issue any shares of preferred stock.

Warrants To Purchase Common Stock

     On April 7, 2003, Krispy Kreme acquired Montana Mills in a merger transaction. In connection with the merger, the outstanding publicly traded warrants to purchase Montana Mills common stock became exercisable for the number of shares of Krispy Kreme common stock and at an exercise price per share determined using the merger exchange ratio (0.1501 shares of Krispy Kreme common stock for each share of Montana Mills common stock plus cash in lieu of fractional shares) in accordance with a warrant agreement between Montana Mills and Continental Stock Transfer & Trust Company, as warrant agent. These warrants will be redeemable by Krispy Kreme if its common stock trades at 200% of the exercise price of the warrants for at least 20 consecutive trading days and holders of the warrants are provided with at least 30 days notice of redemption. These warrants expire if not exercised prior to June 27, 2007.

     These warrants are listed on the American Stock Exchange under the symbol MMX.WS. Continental Stock Transfer & Trust Company currently serves as warrant agent for these warrants. The exercise price and number of shares of Krispy Kreme common stock or other securities issuable upon the exercise of these warrants are subject to adjustment to protect against dilution if Krispy Kreme issues a stock dividend or conducts a stock split, recapitalization, reorganization, merger or consolidation or other similar event. Krispy Kreme cannot assure you that the market price of its common stock will exceed the exercise price of these warrants at any time during the period in which they are exercisable. These warrants do not give a holder any dividend, voting, preemptive or any other rights Krispy Kreme shareholders may have.

Anti-Takeover Provisions of Krispy Kreme's Articles of Incorporation, Bylaws and Shareholder Rights Plan

     The rights of Krispy Kreme's shareholders are governed by provisions in its articles of incorporation, bylaws and shareholder rights plan that may affect any attempted change in control. Krispy Kreme's articles of incorporation opt it out of some provisions of North Carolina law that would otherwise affect attempted changes in control of Krispy Kreme.

Classification Of Directors

     Krispy Kreme's bylaws provide that its board of directors consists of not more than 15 nor less than nine members. The board of directors has the power to set the authorized number of directors by majority vote of the whole board within those limits. The board currently consists of nine directors, two of whom are employed by Krispy Kreme. Currently, two of these positions are vacant. Krispy Kreme's bylaws also divide the board into three classes serving staggered three-year terms. The classification of directors could prevent a shareholder, or group of shareholders, having majority voting power, from obtaining control of the board until the second annual shareholders' meeting following the date that the shareholder, or group of shareholders, obtains majority voting power. Thus, this provision may discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of Krispy Kreme.

Advance Notice Provisions

     Krispy Kreme's bylaws provide that shareholders must provide timely notice in writing to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if the Secretary receives the written notice not less than 40 days prior to the scheduled annual meeting. If less than 50 days' notice of the meeting is given or made by Krispy Kreme to the shareholders, a shareholder's notice will be timely if received by the Secretary on the tenth day following the date such notice was given or made. The bylaws also specify the form and content of a shareholder's notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Shareholder Rights Plan

     Krispy Kreme's board of directors has declared a dividend of one preferred share purchase right for each share of Krispy Kreme common stock. Each share purchase right entitles the registered holder to purchase from Krispy Kreme one one-hundredth (1/100) of a share of Krispy Kreme Series A Participating Cumulative Preferred Stock at a price of $96.00 per one one-hundredth of a Series A preferred share. The exercise price and the number of Series A preferred shares issuable upon exercise are subject to adjustment from time to time to prevent dilution. The share purchase rights are not exercisable until the earlier to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons -- referred to as an acquiring person -- have acquired beneficial ownership of 15% or more of its outstanding common stock or (2) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in an acquiring person beneficially owning 15% or more of its outstanding shares of common stock. If Krispy Kreme is acquired in a merger or other business combination, or if 50% or more of its consolidated assets or earning power is sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a share purchase right -- other than share purchase rights beneficially owned by the acquiring person, which will thereafter be void -- will have the right to receive, upon exercise of the share purchase right at the then current exercise price, the number of shares of common stock of the acquiring company which at the time of the transaction have a market value of two times the share purchase right exercise price. If any person or group becomes an acquiring person, proper provision shall be made so that each holder of a share purchase right -- other than share purchase rights beneficially owned by the acquiring person, which will thereafter be void -- will have the right to receive upon exercise, and without paying the exercise price, the number of shares of Krispy Kreme common stock with a market value equal to the share purchase right exercise price. Series A preferred shares purchasable upon exercise of the share purchase rights will not be redeemable. Each Series A preferred share will be entitled to a minimum preferential dividend payment of $1.00 per share and will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event Krispy Kreme liquidates, the holders of the Series A preferred shares will be entitled to a minimum preferential liquidation payment of $1.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each Series A preferred share will have 100 votes, voting together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Series A preferred share will be entitled to receive 100 times the amount received per share of common stock. These rights are protected by customary antidilution provisions. Before the date the share purchase rights are exercisable, the share purchase rights may not be detached or transferred separately from the common stock. The share purchase rights will expire on January 18, 2010, unless that expiration date is extended or unless the share purchase rights are redeemed or exchanged by Krispy Kreme. At any time before an acquiring person acquires beneficial ownership of 15% or more of Krispy Kreme's outstanding common stock, its board of directors may redeem the share purchase rights in whole, but not in part, at a price of $.001 per share purchase right. Immediately upon any share purchase rights redemption, the exercise rights terminate, and the holders will only be entitled to receive the redemption price. A more detailed description and terms of the share purchase rights are set forth in a rights agreement between Krispy Kreme and Branch Banking and Trust Company, as rights agent. This rights agreement could have the effect of discouraging tender offers or other transactions that might otherwise result in Krispy Kreme shareholders receiving a premium over the market price for their common stock.

Director Removal And Vacancies

     A director may be removed only with cause by the vote of the holders of a two-thirds majority of the shares entitled to vote for the election of directors. Krispy Kreme's bylaws generally provide that any board vacancy may be filled by a majority of the remaining directors, even if less than a quorum, which is normally a majority of the authorized number of directors.

Ability To Consider Other Constituencies

     Krispy Kreme's articles of incorporation permit its board of directors, in determining what is believed to be in the best interest of Krispy Kreme, to consider the interests of its employees, customers, suppliers and creditors, the communities in which its offices or other facilities are located and all other factors its directors may consider pertinent, in addition to considering the effects of any actions on Krispy Kreme and its shareholders. Pursuant to this provision, its board of directors may consider many judgmental or subjective factors affecting a proposal, including certain nonfinancial matters. On the basis of these considerations, its board may oppose a business combination or other transaction which, viewed exclusively from a financial perspective, might be attractive to some, or even a majority, of its shareholders.

Indemnification And Limitations On Liability Of Directors And Officers

     Krispy Kreme's bylaws provide for indemnification of directors to the fullest extent permitted by North Carolina law. The articles of incorporation, to the extent permitted by North Carolina law, eliminate or limit the personal liability of directors to Krispy Kreme and its shareholders for monetary damages for breach of the duty of care. Such indemnification may be available for liabilities arising in connection with this offering. To the extent that limitation of liability or indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling Krispy Kreme under the foregoing provisions, Krispy Kreme has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Krispy Kreme's bylaws also allow it to indemnify its officers, employees, agents and other persons to the fullest extent permitted by North Carolina law. Krispy Kreme's bylaws obligate Krispy Kreme, under certain circumstances, to advance expenses to its directors, officers, employees and agents in defending an action, suit or proceeding for which indemnification may be sought. Krispy Kreme can also indemnify someone serving at its request as a director, officer, trustee, partner, employee or agent of one of its subsidiaries or of any other organization against these liabilities. Krispy Kreme's bylaws also provide that it has the power to purchase and maintain insurance on behalf of any person who is or was one of its directors, officers, employees or agents against any liability asserted against that person or incurred by that person in these capacities, whether or not it would have the power to indemnify that person against these liabilities under North Carolina law. Krispy Kreme maintains insurance on behalf of all of its directors and executive officers.

                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the common stock offered hereby have been passed upon for Krispy Kreme by Kilpatrick Stockton LLP, Winston-Salem, North Carolina. Cahill Gordon & Reindel, New York, New York is acting as counsel for Krispy Kreme in connection with certain legal matters relating to the common stock offered hereby.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended February 3, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     Krispy Kreme files annual, quarterly and special reports, proxy statements and other information with the Commission. You can receive copies of such reports, proxy and information statements, and other information, at prescribed rates, from the Commission by addressing written requests to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants such as us, that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     This prospectus is part of a post-effective amendment on Form S-3 to a registration statement on Form S-4 filed by Krispy Kreme with the Commission to register with the Commission the Krispy Kreme common stock to be issued to certain Montana Mills stockholders in connection with the merger. This prospectus does not include all of the information contained in the registration statement. For further information about Krispy Kreme and the securities offered in this prospectus, you should review the registration statement and the information incorporated by reference therein. You can inspect or copy the registration statement, at prescribed rates, at the Commission's public reference facilities at the address listed above.

     The Commission allows Krispy Kreme to "incorporate by reference" information into the prospectus, which means that Krispy Kreme can disclose important information to you by referring you to those documents filed separately with the Commission. The information incorporated by reference is considered part of this prospectus, and information that Krispy Kreme files later with the Commission will automatically update and supersede this information.

     This prospectus incorporates by reference the documents listed below that Krispy Kreme previously filed with the Commission. Krispy Kreme's Commission file number is 001-16485. These documents contain important information about Krispy Kreme and its finances:

    KRISPY KREME'S SEC FILINGS                        PERIOD
---------------------------------      ----------------------------------------
Annual Report on Form 10-K             Fiscal year ended February 3, 2002
Quarterly Reports on Form 10-Q         Quarters ended May 5, 2002, August 4,
                                       2002 and November 3, 2002

Current Reports on Form 8-K            Filed with the Commission on April 5,
                                       2002, August 29, 2002, January 24, 2003,
                                       January 31, 2003, February 10, 2003 and
                                       April 7, 2003

     Krispy Kreme also incorporates by reference additional documents that it may file with the Commission between the date of the initial filing of the registration statement of which this prospectus is a part and the completion of the resale by the selling shareholders. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Upon request, Krispy Kreme will provide without charge to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus. If you would like to obtain this information from Krispy Kreme, please direct your request, either in writing or by telephone, to the Chief Financial Officer, Krispy Kreme Doughnuts,

Inc., 370 Knollwood Street, Suite 500, Winston-Salem, North Carolina 27103, telephone number (336) 725-2981.

================================================================================



                          Krispy Kreme Doughnuts, Inc.

                                  Common Stock





                                 _______________

                                   PROSPECTUS
                                ________________









                                     , 2003





================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where offer or sale is not permitted.





                   SUBJECT TO COMPLETION, DATED APRIL 8, 2003


PROSPECTUS



                                 ALTERNATE PAGES
                             FOR WARRANT PROSPECTUS



                          KRISPY KREME DOUGHNUTS, INC.



                         370,739 Shares of Common Stock



     This prospectus relates to an up to 370,739 shares of the common stock of Krispy Kreme Doughnuts, Inc. which Krispy Kreme may issue upon conversion of the outstanding warrants of its subsidiary Montana Mills Bread Co., Inc.

     Krispy Kreme common stock is traded on The New York Stock Exchange under the symbol KKD. The last reported sale price of Krispy Kreme's common stock as reported by the New York Stock Exchange on April 7, 2003 was $34.19 per share.

                           ___________________________



     See "Risk Factors" for a discussion of certain factors which should be considered in an investment of securities offered hereby.

                           ___________________________


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                           ___________________________


                The date of this prospectus is         , 2003.

                     ALTERNATE PAGES FOR WARRANT PROSPECTUS



                                 USE OF PROCEEDS

     Krispy Kreme cannot predict whether some, all or none of the warrants will be exercised. The warrants to which this prospectus relates are exercisable at an exercise price of $50.50 per share. If all of the warrants were exercised, the gross proceeds to Krispy Kreme would be $18.7 million. Krispy Kreme intends to use any net proceeds from the exercise of the warrants for general corporate purposes.


                              PLAN OF DISTRIBUTION

     Upon the exercise of any warrant by its holder in accordance with its terms, Krispy Kreme will issue and deliver the applicable number of shares of common stock directly to that holder.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than discounts and commissions, if any, incurred in connection with the sale of common stock being registered (all amounts are estimated except the Securities and Exchange Commission registration fee). Krispy Kreme will bear all expenses incurred in connection with the sale of the common stock being registered hereby, and the selling shareholders will not bear any portion of such expenses, other than commissions and discounts relating to the shares to be sold by the selling shareholders, if any.



Securities and Exchange Commission Registration Fee.....         $  *
Legal Fees and Expenses.................................         $10,000
Accounting Fees and Expenses............................           2,500
Miscellaneous...........................................             500
                                                                 -------
         Total..........................................         $13,000
                                                                 =======
_____________

*Not applicable

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation and Bylaws of Krispy Kreme Doughnuts, Inc. ("Krispy Kreme" or the "Company") provide that Krispy Kreme's directors and officers shall not be personally liable to Krispy Kreme or its shareholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by North Carolina law. Under Section 55-8-51 of the North Carolina Business Corporation Act, Krispy Kreme may indemnify a present or former director if he or she conducted himself or herself in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in Krispy Kreme's best interests. In all other cases, the director must have believed that his or her conduct was at least not opposed to Krispy Kreme's best interests. In the case of any criminal proceeding, the director must have had no reasonable cause to believe his or her conduct was unlawful. Krispy Kreme may not indemnify a director in connection with a proceeding by or in the right of Krispy Kreme in which the director was adjudged liable to Krispy Kreme or, in connection with any other proceeding, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Under North Carolina law, Krispy Kreme may indemnify its officers to the same extent as its directors and to such further extent as is consistent with public policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Krispy Kreme pursuant to the foregoing provisions, or otherwise, Krispy Kreme has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Krispy Kreme maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Item 16. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:


Exhibit No.         Description
-----------         -----------

     5* Opinion of Kilpatrick Stockton LLP regarding the legality of the securities being registered.

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.3* Consent of Kilpatrick Stockton LLP (included in Exhibit 5).

     24* Powers of Attorney authorizing execution of Registration Statement on Post-Effective Amendment Form S-3 on behalf of certain directors of Registrant.

_____________________

*Previously filed.

Item 17. UNDERTAKINGS.

     (A) The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

               (b) To reflect in the prospectus any acts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (D) The undersigned registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winston-Salem, State of North Carolina, on this 8th day of April, 2003.

                            KRISPY KREME DOUGHNUTS, INC.



                            By:  /s/ Randy S. Casstevens
                                 --------------------------------
                                 Name:  Randy S. Casstevens
                                 Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on April 8, 2003 by the following persons in the capacities indicated.

                                     Chairman of the Board, President and Chief
         *                           Executive Officer  (Principal Executive
-----------------------------        Officer)
Scott A. Livengood

         *                           Vice Chairman of the Board of Directors and
-----------------------------        Executive Vice President, Concept
John N. McAleer                      Development

/s/ Randy S. Casstevens              Chief Financial Officer, (Principal
-----------------------------        Financial and Accounting Officer)
Randy S. Casstevens

         *                           Director
-----------------------------
Mary Davis Holt

         *                           Director
-----------------------------
William T. Lynch

         *                           Director
-----------------------------
James H. Morgan

         *                           Director
-----------------------------
Robert L. Strickland

         *                           Director
-----------------------------
Togo D. West




*  By: /s/ Randy S. Casstevens
       ------------------------------
       Name:  Randy S. Casstevens
              Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit No.         Description
-----------         -----------

     5* Opinion of Kilpatrick Stockton LLP regarding the legality of the securities being registered.

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2* Consent of Kilpatrick Stockton LLP (included in Exhibit 5).

     24* Powers of Attorney authorizing execution of Registration Statement on Form S-3 on behalf of certain directors of Registrant.

_______________

*Previously filed.

                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2002, except Note 21 for which the date is March 27, 2002, relating to the financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in Krispy Kreme Doughnuts, Inc.'s Annual Report on Form 10-K for the year ended February 3, 2002. We also consent to the incorporation by reference of our report dated March 8, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Greensboro, North Carolina
April 8, 2003